UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 25, 2010
(Date of earliest event reported)
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Effective February 25, 2010, the Board of Directors of HealthMarkets, Inc. (the “Board”) declared a special dividend (the “Dividend”) in the amount of $3.94 per share for Class A-1 and Class A-2 common stock to holders of record as of the close of business on March 1, 2010, payable on March 9, 2010. In connection with the Dividend, affiliates of each of The Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners will receive dividends of approximately $65.0 million, $26.6 million and $13.3 million, respectively.
     In connection with the Dividend, to prevent a dilution of the rights of participants in the Second Amended and Restated HealthMarkets 2006 Management Option Plan (the “2006 Plan”), the Board also approved an adjustment of options granted under the 2006 Plan pursuant to which the exercise price of such options will be reduced by $3.94 per share — the amount of the Dividend.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ Steven P. Erwin
	Name:	Steven P. Erwin
	Title:	Executive Vice President & Chief Financial Officer

Dated: February 26, 2010